Exhibit 11

                     Computation of Pro Forma Loss Per Share



                                                     Fiscal Year Ended          Fiscal Year Ended
                                                     December 31, 1996          December 31, 1995
                                                     -----------------          -----------------
Net Loss                                                   ($3,456,600)               ($2,943,600)
                                                        ==============          =================
Shares utilized in computing
pro forma loss per share:

Weighted average shares                                      4,063,108                  3,621,248
  outstanding

Common Stock equivalent                                        755,256                  1,055,829
  shares outstanding during the                         --------------          -----------------
  period
                                                             4,818,364                  4,677,077
                                                        ==============          =================
Pro forma net loss per share                                    ($0.72)                    ($0.63)
                                                        ==============          =================

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